Exhibit 10.45

FOURTH AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT

THIS FOURTH AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT is made as of December 21, 2006, by and between EMERGENT BIODEFENSE OPERATIONS LANSING INC. (formerly Bioport Corporation), a Michigan corporation, of Lansing, Michigan ("Borrower"), and FIFTH THIRD BANK, a Michigan banking corporation, which has an office in East Lansing, Michigan ("Lender").

Borrower and Lender are parties to an Amended and Restated Loan Agreement dated as of July 29, 2005, as amended on August 1, 2006, August 25, 2006, and October 1, 2006, under which Lender agreed to extend to Borrower revolving credit loans of up to $10 million in the aggregate at any time outstanding ("Loan Agreement").

Lender and Borrower agree as follows:

I.        Each capitalized term that this Amendment uses but does not define has the meaning that the Loan Agreement gives it.

2.              Borrower adopts and restates all of the warranties and representations set forth in the Loan Agreement and the other Loan Documents, other than the warranties and representations' contained in Sections 2.5, 2.12 and 2.16 of the Loan Agreement, as fully as though Borrower had made them on the date of this Amendment.

3.              Section 3.6 of the Loan Agreement shall be and is amended, effective immediately, to read as follows:

"3.6 Unless it is sooner terminated or Lender extends it in writing, Lender's obligation to make or to renew Revolving Credit Loans shall expire on February 15, 2007. If Lender extends it, then Lender's obligation to make or renew Revolving Credit Loans shall expire on the date stated in the extension. If Lender's obligation to make or renew Revolving Credit Loans expires, then the aggregate unpaid principal balance of all outstanding Revolving Credit Loans, together with all accrued interest on them, shall be due and payable in full on the expiration date,"

4.              Except as expressly amended by this Amendment, all of the provisions of the Loan Agreement, as previously amended, are ratified and confirmed.

Borrower and Lender have executed this Amendment as of the date stated in the first paragraph.

EMERGENT BIODEFENSE OPERATIONS LANSING,INC.	FIFTH THIRD BANK
By: /s/Robert G. Kramer	By: /s/Mark Conn
Its: President	Its: Vice President
And by: /s/R. Don Elsey
Its: Treasurer